UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 12, 2008

WAVE SYSTEMS CORP.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

                On August 12, 2008, Wave Systems Corp. (the “Company”) received notification from the Listing Qualifications division of The Nasdaq Stock Market indicating that the Company’s Class A common stock is subject to potential delisting from The Nasdaq Global Market because for the last 30 consecutive business days, the bid price of the Company’s Class A common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 4450 (the “Bid Price Rule”).  This notice follows the previous notice (“Previous Nasdaq Notice”) received by the Company on July 17, 2008, from the Listing Qualifications division of The Nasdaq Stock Market indicating that the Company’s common stock is subject to potential delisting from The Nasdaq Global Market because the market value of the Company’s common stock was below $50 million for 10 consecutive business days, and, therefore, did not meet the requirement set forth in Nasdaq Marketplace Rule 4450(b)(1)(A) (the “Market Value Rule”).  The Previous Nasdaq Notice was the subject of the Company’s filing on Form 8-K filed on July 17, 2008 (the “July 17 Filing”).

                The Nasdaq notice indicated that, in accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until February 9, 2009, to regain compliance.   If, at anytime before February 9, 2009, the bid price of the Company’s Class A common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq staff will provide written notification that it has achieved compliance with the Rule.  However, as reported in the July 17 Filing, the Previous Nasdaq Notice states that the Company will be provided a period of 30 calendar days, or until August 18, 2008, to regain compliance with the Market Value Rule by having a market value of $50 million or more for the Company’s common stock for a minimum of 10 consecutive business days (or such longer period of time as the Nasdaq staff may require in some circumstances).

                The Company will not regain compliance with the Market Value Rule by August 18, 2008 and expects to receive a delisting notice from the Nasdaq staff on that date.  At that time, the Company will appeal the determination to delist its securities to a Listing Qualifications Panel. The Company expects that its common stock will continue to be listed on The NASDAQ Global Market during the appeal process.  Alternatively, the Company may consider applying to transfer its securities to The Nasdaq Capital Market if it satisfies the requirements for inclusion set forth in the Marketplace Rules, other than the minimum bid price requirement. The Nasdaq Capital Market’s aggregate market value continued listing requirement is $35 million. If the Company submits an application to transfer its securities to The Nasdaq Capital Market and it is approved, the Company may be afforded the remainder of The Nasdaq Capital Market’s 180 calendar day compliance period in order to regain compliance with the Bid Price Rule while on The Nasdaq Capital Market.  If the Company does not regain compliance with the Bid Price Rule by February 9, 2009, the Nasdaq staff will provide written notification that the securities will be delisted.

                A copy of the Company’s press release announcing this information is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1            Press release, dated August 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

By:	/s/ Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated:  August 12, 2008

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press release, dated August 12, 2008.